Exhibit n

NUVEEN INVESTMENT TRUST

NUVEEN INVESTMENT TRUST II

NUVEEN INVESTMENT TRUST III

NUVEEN INVESTMENT TRUST V

NUVEEN MUNICIPAL TRUST

NUVEEN MULTISTATE TRUST I

NUVEEN MULTISTATE TRUST II

NUVEEN MULTISTATE TRUST III

NUVEEN MULTISTATE TRUST IV

NUVEEN STRATEGY FUNDS, INC.

NUVEEN INVESTMENT FUNDS, INC.

MULTIPLE CLASS PLAN

ADOPTED PURSUANT TO RULE 18f-3

(Most recently amended November 14, 2012)

WHEREAS, each of Nuveen Investment Trust, Nuveen Investment Trust II, Nuveen Investment Trust III, Nuveen Investment Trust IV, Nuveen Investment Trust V, Nuveen Municipal Trust, Nuveen Multistate Trust I, Nuveen Multistate Trust II, Nuveen Multistate Trust III and Nuveen Multistate Trust IV, each a Massachusetts business trust (each, a “Trust”), and Nuveen Strategy Funds, Inc. and Nuveen Investment Funds, Inc., each a Maryland business corporation (each a “Corporation” and together with each Trust, each an “Issuer”), engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “Act”);

WHEREAS, each Issuer is authorized to and does issue shares in separate series, with the shares of each such series representing the interests in a separate portfolio of securities and other assets (the Issuer’s series together with all other such series subsequently established by an Issuer being referred to herein individually as a “Fund” and collectively as the “Funds”);

WHEREAS, each Issuer is authorized to and has divided the shares of each Fund into separate classes as designated in the Issuer’s Declaration of Trust or Articles of Incorporation, as applicable; and

WHEREAS, the Board of each Issuer as a whole, and the Trustees/Directors who are not interested persons of the Issuer (as defined in the Act) (the “Non-Interested Members”), after having been furnished and having evaluated information reasonably necessary to evaluate this Multiple Class Plan (the “Plan”), have determined in the exercise of their reasonable business judgment that the Plan is in the best interests of each class of each Fund individually, and each Fund and the Issuer as a whole.

Enclosure (2)

1

NOW, THEREFORE, each Issuer hereby adopts this Plan, as amended as of the date listed above, in accordance with Rule 18f-3 under the Act:

Section 1. Class Differences. Each class of shares of a Fund shall represent interests in the same portfolio of investments of that Fund and, except as otherwise set forth in this Plan and the other documents incorporated by reference herein, shall differ solely with respect to: (i) distribution, service and other charges and expenses as provided for herein; (ii) the exclusive right of each class of shares to vote on matters submitted to shareholders that relate solely to that class or for which the interests of one class differ from the interests of another class or classes; (iii) such differences relating to eligible investors as may be set forth in the statutory and summary prospectuses and statement of additional information of each Fund, as the same may be amended or supplemented from time to time; (iv) the designation of each class of shares; and (v) conversion features.

Section 2. Attributes of Share Classes. The attributes of each existing share class of each of the Funds, with respect to distribution arrangements, distribution and service fees payable pursuant to Rule 12b-1, contingent deferred sales charges, and conversion and exchange options shall be as set forth in the following materials, which materials are herein incorporated by reference:

1. The statutory and summary prospectuses of each respective Fund in the form most recently filed with the Securities and Exchange Commission (the “SEC”);

2. The statement of additional information of each respective Fund in the form most recently filed with the SEC;

3. The Plan of Distribution and Service as most recently amended with respect to Nuveen Investment Trust, Nuveen Investment Trust II, Nuveen Investment Trust III, Nuveen Investment Trust IV and Nuveen Investment Trust V; the Plan of Distribution and Service Pursuant to Rule 12b-1 as most recently amended with respect to Nuveen Municipal Trust, Nuveen Multistate Trust I, Nuveen Multistate Trust II, Nuveen Multistate Trust III and Nuveen Multistate Trust IV; the Amended and Restated Distribution and Service Plan effective January 18, 2011 with respect to Nuveen Investment Funds, Inc.; and the Amended and Restated Distribution and Service Plan effective January 18, 2011 with respect to Nuveen Strategy Funds, Inc. (collectively the “Distribution and Service Plans”).

Section 3. Allocation of Income, Expenses, Gains and Losses.

(a) Investment Income, and Realized and Unrealized Gains and Losses. The daily investment income, and realized and unrealized gains and losses, of a Fund will be allocated to each class of shares based on each class’ relative percentage of the total value of shares outstanding of the Funds at the beginning of the day, after such net assets are adjusted for the prior day’s capital share transactions.

(b) Fund-Level Expenses. Expenses that are attributable to a Fund, but not a particular class thereof (“Fund-level expenses”), will be allocated to each class of shares based on each class’ relative percentage of the total value of shares outstanding of the Fund at the beginning of the day, after such net assets are adjusted for the prior day’s capital share transactions. Fund-level expenses include fees for services that are received equally by the classes under the same fee arrangement. All expenses attributable to a Fund that are not “class-level expenses” (as defined below) shall be Fund-level expenses, including but not limited to transfer agency fees and expenses, share registration expenses, and shareholder reporting expenses.

(c) Class-Level Expenses. Expenses that are directly attributable to a particular class of shares will be incurred by that class of shares. Class-level expenses include expenses for services that are unique to a class of shares in either form or amount. “Class-level expenses” shall include, but not be limited to, distribution and service fees charged pursuant to the Distribution and Service Plans (collectively, “12b-1 fees”), sub-transfer agent or similar fees charged by intermediaries with respect to particular share classes (with such fees to be allocated only among the share classes charged with such fees, and on whatever basis is deemed appropriate by the Board), expenses associated with the addition of share classes to an Issuer (to the extent that the expenses were not fully accrued prior to the issuance of the new classes of shares), expenses of administrative personnel and services required to support the shareholders of a specific class of shares, litigation or other legal expenses relating to a specific class of shares, directors’ fees or expenses incurred as a result of issues relating to a specific class of shares, and accounting expenses relating to a specific class of shares.

(d) Fee Waivers and Expense Reimbursements. On a daily basis, if the Fund-level expenses and the class-level expenses (not including 12b-1 fees) exceed the daily expense cap in effect for a Fund, an appropriate waiver/reimbursement will be made to the Fund. The amount of such reimbursement to each class will be in an amount such that the expenses of the class with the highest expense ratio (excluding 12b-1 fees) will be equal to the daily expense cap after reimbursement. The expense reimbursement will be allocated to each class of shares based on each class’ relative percentage of the total value of shares outstanding of the Fund at the beginning of the day, after such net assets are adjusted for the prior day’s capital share transactions.

Section 4. Exchange Privilege. Shares of a class of a Fund may be exchanged only for shares of the same class of another Fund, except as otherwise set forth in the statutory and summary prospectuses and statement of additional information of each Fund, as the same may be amended or supplemented from time to time.

Section 5. Term and Termination.

(a) The Funds. This Plan shall become effective with respect to each Issuer on the date hereof, and shall continue in effect with respect to each class of shares designated in the Issuer’s Declaration of Trust or Articles of Incorporation, as applicable, until terminated in accordance with the provisions of Section 5(c) hereof.

(b) Additional Funds or Classes. This Plan shall become effective with respect to any class of shares not currently designated in the Issuer’s Declaration of Trust or Articles of Incorporation, as applicable, and with respect to each additional Fund or class thereof established by an Issuer after the date hereof and made subject to this Plan upon commencement of the initial public offering thereof (provided that the Plan has previously been approved with respect to such additional Fund or class by votes of a majority of both (i) the members of the Board of an Issuer, as a whole, and (ii) the Non-Interested Members, cast at a meeting held before the initial public offering of such additional Fund or classes thereof), and shall continue in effect with respect to each such additional Fund or class until terminated in accordance with provisions of Section 5(c) hereof.

(c) Termination. This Plan may be terminated at any time with respect to any Issuer or any Fund or class thereof, as the case may be, by vote of a majority of both (i) the members of the Board of an Issuer, as a whole, and (ii) the Non-Interested Members. The Plan may remain in effect with respect to a particular Issuer or any Fund or class thereof even if it has been terminated in accordance with this Section 5(c) with respect to any other Issuer or Fund or class thereof.

Section 6. Subsequent Issuers. The parties hereto intend that any open-end investment company established subsequent to the date set forth below for which Nuveen Fund Advisors, Inc. acts as investment adviser (each a “Future Issuer”), will be covered by the terms and conditions of this Plan, provided that the Board of such Future Issuer as a whole, and the Non-Interested Members of such Future Issuer, after having been furnished and having evaluated information reasonably necessary to evaluate the Plan, have determined in the exercise of their reasonable business judgment that the Plan is in the best interests of each class of each Fund of such Future Issuer individually, and each Fund of such Future Issuer and such Future Issuer as a whole.

Section 7. Amendments.

(a) General. Except as set forth below, any material amendment to this Plan affecting an Issuer or Fund or class thereof shall require the affirmative vote of a majority of both the members of the Board of that Issuer, as a whole, and the Non-Interested Members that the amendment is in the best interests of each class of each Issuer individually and each Fund as a whole.

(b) Future Issuers. Any amendment to the Plan solely for the purpose of adding a Future Issuer as a party hereto in accordance with Section 6 will not require any action by the Board of each Issuer.